UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 4, 2010, 2010 (May 31, 2010)

YAYI INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Delaware	000-23806	87-0046720
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

No. 9 Xingguang Road,
Northern Industrial Park of Zhongbei Town,
Xiqing District, Tianjin 300384, China
(Address of Principal Executive Offices)

(86)22-2798-4033
Registrant's Telephone Number, Including Area Code:
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Adoption of Employee Stock Ownership Plan

On May 31, 2010, the Board of Directors of Yayi International Inc. (the "Company") adopted Yayi International Inc. 2010 Employee Stock Option and Stock Award Plan (the "Plan"). Up to 2,359,974 shares of common stock of the Company, par value $0.001 per share ("Common Stock") (subject to adjustment as described in the Plan) may be issued under the Plan. The Plan permits the grant of Nonqualified Stock Options, Restricted Stock, and Incentive Stock to employees, officers, directors, and consultants of the Company and its subsidiaries.

The Plan will be administered by the Board of Directors or a committee thereof. The Plan is currently being administered by the Board of Directors. The Plan became effective on May 31, 2010 (the "Effective Date") when it was adopted by the Board of Directors but is subject to approval by the stockholders of the Company within twelve months after the Effective Date. Upon approval of the Plan by the stockholders of the Company, all awards issued pursuant to the Plan on or after the Effective Date will be fully effective as if the stockholders of the Company had approved the Plan on the Effective Date.

On May 31, 2010, the Company also entered into separate Yayi International Inc. 2010 Employee Stock Option and Stock Award Plan Award Agreements (the "Option Agreements") with each of Ms. Jing Chen, the Company's Chief Financial Officer and Mr. Fung Shek, the Company's Vice President and Director. Under the terms of the Option Agreements, the Company agreed to grant a stock option, at an exercise price at $2.25 per share, to each of Ms. Chen and Mr. Shek for the purchase of 250, 000 shares of Common Stock and 106,000 shares of Common Stock, respectively. According to the Option Agreements, 25% of the option granted to each of Ms. Chen and Mr. Shek will vest on the first anniversary of the grant date, and the balance will vest in equal quarterly installments over the next three years on the last day of each quarter, subject to Ms. Chen's and Mr. Shek's continuing employment with the Company through these dates.

The foregoing summary of the material terms and conditions of the Plan and the Option Agreements does not purport to be complete and is qualified in its entirety by reference to the Plan and the Form of Option Agreements attached to this report as Exhibit 10.1 and Exhibit 10.2.

Employment Agreement with CEO

On June 1, 2010, the Company's indirect, wholly-owned subsidiary, Tianjin Yayi Industrial Co. Ltd. entered into a supplemental employment agreement (the "Employment Agreement") with Ms. Li Liu, the Company's CEO. The Employment Agreement provides, effective on June 1, 2010, that Ms. Liu's annual compensation will be RMB 510,000 (approximately $75,000). The annual compensation will be paid pro rata monthly.

The foregoing summary of the material terms and conditions of the Employment Agreement is qualified in its entirety by reference to the English Translation of Employment Agreement, a copy of which is attached hereto as Exhibit 10.3 and incorporated by reference herein.

ITEM 8.01.	OTHER EVENTS.

On May 31, 2010, the Company also entered into separate option agreements under the Plan with certain non-executive employees, pursuant to which the Company granted to these employees options to purchase an aggregate of 842,400 shares of Common Stock, at an exercise price of $2.25 per share. According to these option agreements, 25% of the option granted to each of these employees will vest on the first anniversary of the grant date, and the balance will vest in equal quarterly installments over the next three years on the last day of each quarter, subject to such employees' continuing employment with the Company through these dates.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

Exhibit No.	Description

10.1	Yayi International Inc. 2010 Employee Stock Option and Stock Award Plan

10.2	Form of Yayi International Inc. 2010 Employee Stock Option and Stock Award Plan Award Agreement

10.3	English Translation of Employment Agreement, dated June 1, 2010, by and between Tianjin Yayi Industrial Co. Ltd. and Li Liu

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YAYI INTERNATIONAL INC.

Date: June 4, 2010

/s/ Li Liu
      Li Liu
      Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Yayi International Inc. 2010 Employee Stock Option and Stock Award Plan

10.2	Form of Yayi International Inc. 2010 Employee Stock Option and Stock Award Plan Award Agreement

10.3	English Translation of Employment Agreement, dated June 1, 2010, by and between Tianjin Yayi Industrial Co. Ltd. and Li Liu